Exhibit 15

April 28, 2015

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We are aware that our report dated April 28, 2015 on our review of interim financial information of Ford Motor Company for the three month periods ended March 31, 2015 and 2014 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2015 is incorporated by reference in its Registration Statement on Form S-8 dated April 28, 2015.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan